Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2015 Results
BELLEVUE, WA — (Marketwired) — February 11, 2016 — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the fourth quarter and full year ended December 31, 2015.
2015 Highlights and Recent Developments

•	Blucora completed the acquisition of HD Vest on December 31, 2015, which reported a 5% increase in revenue and a 7% increase in income for 2015.
•	TaxAct posted a 13% increase in revenue and a 15% increase in segment income for 2015, marking the fourth consecutive year of double-digit top and bottom line growth under Blucora’s ownership.
•	TaxAct introduced a new forms based pricing structure for the current tax season, offering Free State and Federal for simple returns.
•	TaxAct recently debuted a robust new set of enhancements to its Preparer’s editions and a new client portal.
•	HD Vest recruiting at highest levels in more than eight years at the firm and exited the year with 4,600 advisors up 2% and marks the third consecutive year of advisor growth.
“Blucora made transformational changes in 2015,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “Our acquisition of HD Vest last year was guided by two principal beliefs. First, the HD Vest market opportunity is compelling, the Company has a differentiated business model, and proven team. Second, there are meaningful opportunities in bringing HD Vest and TaxAct under common ownership to create a more strategically focused Blucora going forward. With the HD Vest acquisition now complete, our attention is fixed on executing in the current season at TaxAct, integrating HD Vest and laying the groundwork for future cross-collaboration between our two businesses. Our divestiture processes for Monoprice and Infospace are proceeding as planned.”
The following presentation represents pro forma financial information and includes HD Vest. In addition, it excludes the Search and Content and E-Commerce segments which have been classified as discontinued operations for all periods presented. The Company believes that this presentation most accurately reflects the financial performance of the Company on a go-forward basis.
Pro Forma Summary Financial Performance: Q4 and Full Year 2015
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2015	2014	Change	2015	2014	Change
Pro Forma Revenues	$85.0	$81.6	4%	$437.4	$408.6	7%
Wealth Management	82.1	79.1	4%	319.7	304.9	5%
Tax Preparation	2.9	2.5	14%	117.7	103.7	13%
Pro Forma Segment Income	7.7	7.3	6%	100.0	90.0	11%
Wealth Management	12.2	10.4	18%	43.0	40.3	7%
Tax Preparation	(4.5)	(3.1)	47%	57.0	49.7	15%
Pro Forma Unallocated Corporate Operating Expenses	4.3	4.3	—%	17.8	14.2	25%
Pro Forma Adjusted EBITDA	$3.5	$3.0	15%	$82.2	$75.8	9%
Pro Forma Non-GAAP:
Income (Loss) from Continuing Operations	$(8.0)	$(8.5)	(6)%	$37.0	$30.1	23%
Diluted Income (Loss) per Share from Continuing Operations	$(0.19)	$(0.21)	(10)%	$0.88	$0.70	26%
Pro Forma GAAP:
Income (Loss) from Continuing Operations	$(13.9)	$(13.8)	1%	$(11.5)	$(15.5)	(26)%
Diluted Income (Loss) per Share from Continuing Operations	$(0.34)	$(0.34)	—%	$(0.28)	$(0.37)	(24)%
See reconciliation of pro forma non-GAAP to GAAP measures in table below.

First Quarter and Full Year 2016 Outlook
For the first quarter of 2016, the Company expects revenues to be between $162.5 million and $167.0 million, Adjusted EBITDA to be between $49.0 million and $52.0 million, Non-GAAP income from continuing operations to be between $36.7 million and $39.9 million, or $0.88 to $0.96 per diluted share, and GAAP income from continuing operations to be between $14.4 million and $16.6 million, or $0.35 to $0.40 per diluted share.
For the full year 2016, the Company expects revenues to be between $444.0 million and $462.5 million, Adjusted EBITDA to be between $86.0 million and $91.5 million, Non-GAAP income from continuing operations to be between $40.6 million and $47.5 million, or $0.96 to $1.12 per diluted share, and GAAP loss from continuing operations to be between $(7.5) million and $(2.2) million, or $(0.18) to $(0.05) per diluted share.
As Reported Summary Financial Performance: Q4 and Full Year 2015
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2015	2014	Change	2015	2014	Change
Revenues
Tax Preparation	$2.9	$2.5	14%	$117.7	$103.7	13%
Segment Income
Tax Preparation	$(4.5)	$(3.1)	47%	$57.0	$49.7	15%
Adjusted EBITDA	$(8.8)	$(7.3)	20%	$39.2	$35.5	11%
Non-GAAP:
Income (Loss) from Continuing Operations	$(11.5)	$(9.5)	21%	$28.2	$23.3	21%
Diluted Income (Loss) per Share from Continuing Operations	$(0.28)	$(0.23)	22%	$0.67	$0.54	24%
GAAP:
Income (Loss) from Continuing Operations	$(22.3)	$(11.7)	91%	$(12.7)	$(5.5)	130%
Diluted Income (Loss) per Share from Continuing Operations	$(0.55)	$(0.29)	90%	$(0.31)	$(0.13)	138%
See reconciliation of non-GAAP to GAAP measures in table below.
Other
For the full year 2015, the Company repurchased 0.6 million shares for approximately $7.7 million. The Company has approximately $28.7 million authorized under the current plan.
Conference Call and Webcast
A conference call and live webcast will be held today at 2 p.m. Pacific Time / 5 p.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter and full year of 2016, and other business matters. We have also provided supplemental financial information to our results that can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com and filed with the SEC on Form 8-K. A replay of the call and management's prepared remarks will also be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Services revenue	$2,865	$2,519	$117,708	$103,719

Operating expenses:
Cost of revenue:
Services cost of revenue	1,487	1,176	6,167	5,880
Amortization of acquired technology	1,910	1,862	7,546	7,450
Total cost of revenue (1)	3,397	3,038	13,713	13,330
Engineering and technology (1)	1,636	1,028	5,107	3,758
Sales and marketing (1)	3,030	2,857	45,854	42,671
General and administrative (1)	19,869	7,113	43,563	25,315
Depreciation	420	334	1,521	1,300
Amortization of other acquired intangible assets	3,191	3,186	12,757	12,742
Total operating expenses	31,543	17,556	122,515	99,116
Operating income (loss)	(28,678)	(15,037)	(4,807)	4,603
Other loss, net (2)	(3,433)	(3,333)	(12,542)	(13,489)
Loss from continuing operations before income taxes	(32,111)	(18,370)	(17,349)	(8,886)
Income tax benefit	9,767	6,675	4,623	3,342
Loss from continuing operations	(22,344)	(11,695)	(12,726)	(5,544)
Loss from discontinued operations, net of income taxes (3)	(34,470)	(56,338)	(27,348)	(30,003)
Net loss	$(56,814)	$(68,033)	$(40,074)	$(35,547)
Net loss per share - basic:
Continuing operations	$(0.55)	$(0.29)	$(0.31)	$(0.13)
Discontinued operations	(0.84)	(1.38)	(0.67)	(0.73)
Basic net loss per share	$(1.39)	$(1.67)	$(0.98)	$(0.86)
Net loss per share - diluted:
Continuing operations	$(0.55)	$(0.29)	$(0.31)	$(0.13)
Discontinued operations	(0.84)	(1.38)	(0.67)	(0.73)
Diluted net loss per share	$(1.39)	$(1.67)	$(0.98)	$(0.86)
Weighted average shares outstanding:
Basic	40,979	40,820	40,959	41,396
Diluted	40,979	40,820	40,959	41,396
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Cost of revenue	$25	$37	$96	$254
Engineering and technology	148	119	484	516
Sales and marketing	161	192	771	829
General and administrative	2,386	1,779	7,343	7,095
Total stock-based compensation expense	$2,720	$2,127	$8,694	$8,694
(2) Other loss, net was allocated among the following captions (in thousands):

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Interest income	$(179)	$(87)	$(609)	$(355)
Interest expense	2,211	2,308	9,044	9,476
Amortization of debt issuance costs	291	272	1,133	1,059
Accretion of debt discounts	993	923	3,866	3,594
Loss on debt extinguishment and modification expense	398	—	398	—
Gain on third party bankruptcy settlement	(62)	(119)	(1,128)	(286)
Other	(219)	36	(162)	1
Other loss, net	$3,433	$3,333	$12,542	$13,489
(3) Loss from discontinued operations included goodwill and trade name impairments, totaling $59.0 million and $62.6 million for the years ended December 31, 2015 and 2014, respectively.

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$55,473	$41,968
Cash segregated under federal or other regulations	3,557	—
Available-for-sale investments	11,301	251,620
Accounts receivable, net	7,884	292
Commissions receivable	16,328	—
Other receivables	24,407	1,890
Prepaid expenses and other current assets, net	10,062	6,466
Current assets of discontinued operations	211,663	72,253
Total current assets	340,675	374,489
Long-term assets:
Property and equipment, net	11,308	6,542
Goodwill, net	548,959	188,541
Other intangible assets, net	396,295	92,119
Long-term assets of discontinued operations	—	202,707
Other long-term assets	2,311	1,377
Total long-term assets	958,873	491,286
Total assets	$1,299,548	$865,775
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,689	$419
Commissions and advisory fees payable	16,982	—
Accrued expenses and other current liabilities	13,006	7,227
Deferred revenue	11,521	6,320
Current portion of long-term debt, net	31,631	—
Current liabilities of discontinued operations	88,275	61,092
Total current liabilities	166,104	75,058
Long-term liabilities:
Long-term debt, net	353,850	51,940
Convertible senior notes, net	185,918	181,063
Deferred tax liability, net	103,520	20,282
Deferred revenue	1,902	1,915
Long-term liabilities of discontinued operations	—	53,764
Other long-term liabilities	10,932	2,728
Total long-term liabilities	656,122	311,692
Total liabilities	822,226	386,750

Redeemable non-controlling interests	15,038	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,490,405	1,467,658
Accumulated deficit	(1,027,598)	(987,524)
Accumulated other comprehensive loss	(527)	(1,113)
Total stockholders’ equity	462,284	479,025
Total liabilities and stockholders’ equity	$1,299,548	$865,775

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Years ended December 31,
	2015	2014
Operating Activities:
Net loss	$(40,074)	$(35,547)
Less: Discontinued operations, net of income taxes	(27,348)	(30,003)
Net loss from continuing operations	(12,726)	(5,544)
Adjustments to reconcile net loss from continuing operations to cash from operating activities:
Stock-based compensation	8,694	8,694
Depreciation and amortization of acquired intangible assets	22,590	22,164
Excess tax benefits from stock-based award activity	(7,967)	(6,398)
Deferred income taxes	(12,607)	(9,858)
Amortization of premium on investments, net	1,589	3,772
Amortization of debt issuance costs	1,133	1,059
Accretion of debt discounts	3,866	3,594
Loss on debt extinguishment and modification expense	398	—
Other	203	77
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,862)	47
Other receivables	651	367
Prepaid expenses and other current assets	(493)	(3,457)
Other long-term assets	(15)	191
Accounts payable	369	(258)
Deferred revenue	1,875	1,130
Accrued expenses and other current and long-term liabilities	10,643	4,548
Net cash provided by operating activities from continuing operations	16,341	20,128
Investing Activities:
Business acquisitions, net of cash acquired	(573,366)	—
Purchases of property and equipment	(1,512)	(2,037)
Change in restricted cash	150	—
Proceeds from sales of investments	156,506	28,535
Proceeds from maturities of investments	296,455	255,994
Purchases of investments	(214,257)	(336,495)
Net cash used by investing activities from continuing operations	(336,024)	(54,003)
Financing Activities:
Proceeds from credit facility	378,270	36,556
Repayment of credit facility	(51,940)	(56,000)
Stock repurchases	(7,735)	(38,650)
Excess tax benefits from stock-based award activity	7,967	6,398
Proceeds from stock option exercises	2,409	6,730
Proceeds from issuance of stock through employee stock purchase plan	1,193	1,376
Tax payments from shares withheld upon vesting of restricted stock units	(1,545)	(2,875)
Net cash provided (used) by financing activities from continuing operations	328,619	(46,465)
Net cash provided (used) by continuing operations	8,936	(80,340)

Net cash provided by operating activities from discontinued operations	14,108	41,406
Net cash used by investing activities from discontinued operations	(540)	(47,933)
Net cash provided (used) by financing activities from discontinued operations	(8,982)	8,886
Net cash provided by discontinued operations	4,586	2,359

Effect of exchange rate changes on cash and cash equivalents	(17)	—
Net increase (decrease) in cash and cash equivalents	13,505	(77,981)
Cash and cash equivalents, beginning of period	41,968	119,949
Cash and cash equivalents, end of period	$55,473	$41,968

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Revenue:
Tax Preparation	$2,865	$2,519	$117,708	$103,719
Operating income (loss):
Tax Preparation	(4,509)	(3,058)	56,984	49,696
Corporate-level activity (1)	(24,169)	(11,979)	(61,791)	(45,093)
Total operating income (loss)	(28,678)	(15,037)	(4,807)	4,603
Other loss, net	(3,433)	(3,333)	(12,542)	(13,489)
Loss from continuing operations before income taxes	(32,111)	(18,370)	(17,349)	(8,886)
Income tax benefit	9,767	6,675	4,623	3,342
Loss from continuing operations	(22,344)	(11,695)	(12,726)	(5,544)
Discontinued operations, net of income taxes	(34,470)	(56,338)	(27,348)	(30,003)
Net loss	$(56,814)	$(68,033)	$(40,074)	$(35,547)
(1) Corporate-level activity included the following (in thousands):

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Operating expenses	$15,722	$4,278	$30,507	$14,235
Stock-based compensation	2,720	2,127	8,694	8,694
Depreciation	626	526	2,287	1,972
Amortization of acquired intangible assets	5,101	5,048	20,303	20,192
Total corporate-level activity	$24,169	$11,979	$61,791	$45,093

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Loss from continuing operations (2)	$(22,344)	$(11,695)	$(12,726)	$(5,544)
Stock-based compensation	2,720	2,127	8,694	8,694
Depreciation and amortization of acquired intangible assets	5,727	5,574	22,590	22,164
Acquisition-related transaction costs	9,674	—	10,988	—
CEO separation-related costs	1,769	—	1,769	—
Other loss, net (3)	3,433	3,333	12,542	13,489
Income tax benefit	(9,767)	(6,675)	(4,623)	(3,342)
Adjusted EBITDA	$(8,788)	$(7,336)	$39,234	$35,461
Preliminary Non-GAAP Income (Loss) from Continuing Operations Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Loss from continuing operations (2)	$(22,344)	$(11,695)	$(12,726)	$(5,544)
Stock-based compensation	2,720	2,127	8,694	8,694
Amortization of acquired intangible assets	5,101	5,048	20,303	20,192
Accretion of debt discount on Convertible Senior Notes	993	923	3,866	3,594
Loss on debt extinguishment and modification expense	398	—	398	—
Acquisition-related transaction costs	9,674	—	10,988	—
CEO separation-related costs	1,769	—	1,769	—
Cash tax impact of adjustments to GAAP net income	61	(5)	(236)	(151)
Non-cash income tax benefit (1)	(9,827)	(5,884)	(4,857)	(3,459)
Non-GAAP income (loss) from continuing operations	$(11,455)	$(9,486)	$28,199	$23,326

Per diluted share:
Loss from continuing operations	$(0.55)	$(0.29)	$(0.30)	$(0.13)
Stock-based compensation	0.07	0.05	0.21	0.20
Amortization of acquired intangible assets	0.13	0.13	0.49	0.47
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.09	0.08
Loss on debt extinguishment and modification expense	0.01	—	0.01	—
Acquisition-related transaction costs	0.24	—	0.26	—
CEO separation-related costs	0.04	—	0.04	—
Cash tax impact of adjustments to GAAP net income	0.00	0.00	(0.01)	0.00
Non-cash income tax benefit	(0.24)	(0.14)	(0.12)	(0.08)
Non-GAAP income (loss) from continuing operations per share	$(0.28)	$(0.23)	$0.67	$0.54
Weighted average shares outstanding used in computing per diluted share amounts, including the "Loss from continuing operations" amount	40,979	40,820	41,861	42,946

Blucora, Inc.
Reconciliations of Pro Forma Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Pro Forma Adjusted EBITDA Reconciliation
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Pro forma loss from continuing operations	$(13,893)	$(13,779)	$(11,536)	$(15,498)
Pro forma stock-based compensation	4,034	3,441	13,591	13,591
Pro forma depreciation and amortization of acquired intangible assets	11,406	11,312	45,464	44,712
Pro forma other loss, net (3)	10,608	10,670	41,934	42,672
Pro forma income tax benefit	(8,698)	(8,626)	(7,222)	(9,702)
Pro forma adjusted EBITDA	$3,457	$3,018	$82,231	$75,775
Preliminary Pro Forma Non-GAAP Income (Loss) from Continuing Operations Reconciliation
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Pro forma loss from continuing operations	$(13,893)	$(13,779)	$(11,536)	$(15,498)
Pro forma stock-based compensation	4,034	3,441	13,591	13,591
Pro forma amortization of acquired intangible assets	10,238	10,185	40,851	40,740
Pro forma accretion of debt discount on Convertible Senior Notes	993	923	3,866	3,594
Pro forma cash tax impact of adjustments to pro forma net income	(100)	(100)	(400)	(400)
Pro forma non-cash income tax benefit	(9,248)	(9,176)	(9,422)	(11,902)
Pro forma non-GAAP income (loss) from continuing operations	$(7,976)	$(8,506)	$36,950	$30,125

Per diluted share:
Pro forma loss from continuing operations	$(0.34)	$(0.34)	$(0.28)	$(0.36)
Pro forma stock-based compensation	0.10	0.08	0.32	0.32
Pro forma amortization of acquired intangible assets	0.25	0.25	0.98	0.95
Pro forma accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.09	0.08
Pro forma cash tax impact of adjustments to pro forma net income	0.00	0.00	(0.01)	(0.01)
Pro forma non-cash income tax benefit	(0.22)	(0.22)	(0.22)	(0.28)
Pro forma non-GAAP income (loss) from continuing operations per share	$(0.19)	$(0.21)	$0.88	$0.70
Weighted average shares outstanding used in computing per diluted share amounts, including the "Pro forma loss from continuing operations" amount	40,979	40,820	41,861	42,946

Preliminary Adjusted EBITDA Reconciliation
For Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	March 31, 2016		December 31, 2016
Income (loss) from continuing operations	$14,400	$16,600	$(7,500)	$(2,200)
Stock-based compensation	3,500	3,400	16,800	15,800
Depreciation and amortization of acquired intangible assets	10,400	10,300	40,500	39,200
Other loss, net (3)	11,200	11,100	41,200	40,200
Income tax (benefit) expense	9,500	10,600	(5,000)	(1,500)
Adjusted EBITDA	$49,000	$52,000	$86,000	$91,500
Preliminary Non-GAAP Income from Continuing Operations Reconciliation
For Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	March 31, 2016		December 31, 2016
Income (loss) from continuing operations	$14,400	$16,600	$(7,500)	$(2,200)
Stock-based compensation	3,500	3,400	16,800	15,800
Amortization of acquired intangible assets	9,000	9,000	35,000	34,000
Accretion of debt discount on Convertible Senior Notes	1,000	1,000	4,200	4,200
Non-cash income tax (benefit) expense	8,800	9,900	(7,900)	(4,300)
Non-GAAP income from continuing operations	$36,700	$39,900	$40,600	$47,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, as well as transaction costs related to the HD Vest acquisition and separation-related costs in connection with the upcoming departure of our chief executive officer both of which were announced in the fourth quarter of 2015. We define Adjusted EBITDA as income (loss) from continuing operations, determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of acquired intangible assets (including acquired technology), stock-based compensation, acquisition-related transaction costs, CEO separation-related costs, and other loss, net (as described in note (3) below).

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP income (loss) from continuing operations. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP income (loss) from continuing operations differently for this report than we have defined it in the past, due to the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, as well as transaction costs related to the HD Vest acquisition and separation-related costs in connection with the upcoming departure of our chief executive officer both of which were announced in the fourth quarter of 2015. For this report, we define non-GAAP income (loss) from continuing operations as income (loss) from continuing operations, determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount on the Convertible Senior Notes, loss on debt extinguishment and modification expense, acquisition-related transaction costs, CEO separation-related costs, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP income (loss) from continuing operations and non-GAAP income (loss) from continuing operations per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP income (loss) from continuing operations and non-GAAP income (loss) from continuing operations per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP income (loss) from continuing operations should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP income (loss) from continuing operations. Other companies may calculate non-GAAP income (loss) from continuing operations differently, and, therefore, our non-GAAP income (loss) from continuing operations may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.